EXHIBIT 10.31
LOAN AND SECURITY AGREEMENT
                       This Agreement dated as of November 1, 2004 by and between DIASYS CORPORATION, a Delaware corporation with a principal place of business at 81 West Main Street, Waterbury, Connecticut 06702 (the "Borrower"), and MORRIS SILVERMAN, an individual with a place of business at 790 Estate Drive, Suite 100, Deerfield, Illinois 60015 and GREGORY WITCHEL, an individual with a place of business at DiaSys Corporation, 81 West Main Street, Waterbury, Connecticut 06702 collectively ("Witchel" and, together with Silverman, collectively, the "Lenders").

RECITALS

                       Silverman is the Chairman of the Board of Directors of the Company and Witchel is the Chief Executive Officer of the Company.

                       The Company is in urgent need of working capital.

                       The Company has used its best efforts to borrow necessary funds from a commercial lending institution but has been unable to do so because it lacks the cash flow and tangible assets necessary to support such borrowing.

                       As an accommodation to the Company and to enable it to meet continuing cash requirements, the Lenders are willing to make personal loans to the Company in the amount of $100,000 each, for an aggregate of $200,000 (the "Loans"), but only on the terms and conditions set forth herein.

AGREEMENT

ARTICLE I

DEFINITIONS

Section1.1-Certain Definitions As used herein, in the Notes (as herein defined) or in any certificate, document or report delivered pursuant to this Agreement or any other Financing Agreement (as herein defined), the following terms shall have the following meanings:

                       "Agreement" means this Loans and Security Agreement as the same may from time to time be amended, supplemented or otherwise modified.

                       "Lenders" means Morris Silverman and Gregory Witchel, collectively.

                       "Loans" means, collectively, the loans provided in Section 2.1 hereof.

                       "Business Day" means any day other than a day on which commercial Banks in Waterbury, Connecticut are required or permitted by law to close.

                       "Collateral" means the property of the Borrower described in Section 3.1 hereof.

                       "Financing Agreement" or "Financing Agreements" means this Agreement, the Notes and any and all other instruments, agreements and documents executed in connection herewith or therewith or related hereto or thereto, together with any amendments, supplements or modifications hereto or thereto.

                       "Notes" shall mean the 6% Convertible Promissory Notes of the Company in the principal amount of $100,000 each payable to the order of Silverman and Witchel.

                       "Obligation(s)" means and includes all loans, advances, interest, indebtedness, liabilities, obligations, guaranties, covenants and duties at any time owing by the Borrower to the Lenders of every kind and description, whether or not evidenced by any note or other instrument, whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, but not limited to, the Loans and all other indebtedness, liabilities and obligations arising under this Agreement and the other Financing Agreements, and all costs, expenses, fees, charges and attorneys' paralegal' and professional fees incurred in connection with any of the foregoing, or in any way connected with, involving or relating to the preservation, enforcement, protection or defense of, or realization under this Agreement, the Notes, any of the other Financing Agreements, any related agreement, document or instrument, the Collateral and the rights and remedies hereunder or thereunder.

                       "Permitted Liens" shall mean and include: (i) liens for taxes not yet due and payable, or which are being contested in good faith by appropriate proceedings so long as the Borrower, to the extent required by GAAP applied on a consistent basis, maintains adequate reserves with respect thereto, (ii) carriers, workmen, mechanics, materialmen, repairmen, or other like liens arising in the ordinary course of business, for indebtedness which is not overdue, or which is being contested in good faith, and by appropriate proceedings; and (iii) liens in favor of Todd DeMatteo existing on the date hereof.

ARTICLE II

LOANS

                       Section 2.1-Loans. Subject to the terms and conditions contained in this Agreement, each of the Lenders agree to make a term loan or loans (collectively, the "Loans") to the Borrower in the amount of One Hundred Thousand Dollars ($100,000) for an aggregate of Two Hundred Thousand Dollars ($200,000). The Loans shall be evidenced by and repayable in accordance with the terms of two 6% Convertible Promissory Notes payable to the order of the respective Lenders in (the "Notes).

                       Section 2.2-Use of Proceeds. The Borrower represents that the proceeds of the Loans shall be used for working capital.

                       Section 2.3-Expenses. The Borrower shall pay all out-of-pocket costs incurred by the Lenders, including reasonable counsel fees and expenses, in connection with the making of the Loans.

ARTICLE III

COLLATERAL

                       Section 3.1-Grant. To secure the prompt payment and performance of each and all of the Obligations, the Borrower pledges, assigns, transfers and grants to the Lenders a continuing, first lien and security interest in all assets of the Borrower of any and every nature, wherever located, including without limitation, the assets specifically identified below (herein called the "Collateral"), subject only to Permitted Liens.

                       (a) All accounts and accounts receivable related to or arising from the sale or lease of inventory or rendition of services by the Borrower in the ordinary course of its business (collectively, the "Accounts") or however otherwise arising and all other accounts, bank accounts, contracts, contract rights, notes, documents, chattel paper, instruments, acceptances, drafts or other forms of obligations and receivables (collectively, with Accounts, the "Receivables") , whether or not the same are listed on any schedules, assignments or reports furnished to from time to time, and whether such Receivables are now existing or are created at any time hereafter, together with all goods, inventory and merchandise returned by or reclaimed by or repossessed from customers wherever such goods, inventory and merchandise are located, and all proceeds thereto including without limitation, proceeds of insurance thereon and all guaranties, securities, and liens which the Borrower may hold for the payment of any such Receivables, including without limitation, all rights of stoppage in transit, replevin and reclamation and all other rights and remedies of an unpaid vendor or lien or, and any liens held by the Borrower as a mechanic, contractor, subcontractor, processor, materialman, machinist, manufacturer, artisan, or otherwise;

                       (b) All documents, instruments, documents of title, general intangibles, policies and certificates of insurance, guaranties, securities, chattel paper, deposits, tax returns, proceeds of insurance, proceeds of an eminent domain or condemnation award, cash, liens or other property, which are now or may hereinafter be in the possession of the Borrower or as to which the Borrower may now or hereafter control possession by documents of title or otherwise, including, but not limited to, all property allocable to unshipped orders relating to Receivables and Inventory (as herein defined);

                       (c) All books, records, customer lists, supplier lists, ledgers, evidences of shipping, invoices, purchase orders, sales orders and all other evidences of the Borrower's business records, including all cabinets, drawers, etc. that may hold the same; computer records, lists, software, programs, wherever located, all whether now existing or hereafter arising or acquired;

                       (d) All of the Borrower's inventory, whether now owned or hereafter acquired, including without limitation (collectively herein called the "Inventory") : (i) all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, findings or component materials, and all supplies, goods, incidentals, office supplies, packaging materials, and any and all items including machinery and equipment used or consumed in the operation of the business of the Borrower or which contribute to the finished product or to the sale, promotion and shipment thereof, in which the Borrower now or at any time hereafter may have an interest, whether or not such inventory is listed in this agreement on any reports furnished to the Lender from time to time; (ii) all inventory whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of the Borrower or is held by the Borrower or by others for the Accounts, including without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers; (iii) all inventory which may be located on premises of the Borrower or of any carrier, forwarding agents, truckers, warehousemen, vendors, selling agents or third parties; (iv) all general intangibles relating to or arising out of inventory; (v) all proceeds and products of the foregoing resulting from the sale, lease or other disposition of inventory, including cash, accounts receivable, other non-cash proceeds and trade-ins; and (vi) with respect to after-acquired inventory, the security interest shall be deemed to be a purchase money security interest;

                       (e) All general intangibles, including without limitation, tax refunds, proceeds of insurance, eminent domain awards, condemnation proceeds, and patents, copyrights, trade names, trademarks, applications therefor, and licenses to any patent, copyright, trademark, or trade name that the Borrower now owns, has the right to use or may hereafter own or acquire the right to use;

                       (f) All equipment, machinery, appliances, and furniture and fixtures, now existing or hereafter arising, wherever located, and all contracts, contract rights and chattel paper arising out of any lease of any of the foregoing;

                       (g) All Patents and Patent rights and other intellectual property of any and every nature.

                       (h) All other personal property collateral in which the Borrower may hereafter grant to the Lender a security interest; and

                       (i) All renewals, substitutions, replacements, additions, accessions, proceeds, and products of any and all of the foregoing.

ARTICLE IV

CONDITIONS TO LENDING

                       Section 4.1- Conditions. It shall be a condition to the making of the Loans hereunder that the Lenders shall have received the following:

                       (a) Notes. The Borrower shall have executed and delivered the Notes.

                       (b) Further Documents. The Lenders shall have received such further documents, instruments and agreements as the Lenders may request, including without limitation, evidence that the insurance policies and certificates evidencing adequate insurance and coverage on the Borrower's assets are currently in full force and effect, continue to name the Lenders as loss payees, mortgagees or additional insured, as the case may be, and that the premiums are current.

                       (c) Additional Compensation. As additional compensation for the making of the Loans contemplated hereby, the Borrower shall issue to the Lenders without further payment or consideration, One (1) share of the Borrower's Common Stock, $.001 par value, for each Four (4) Dollars principal amount of the Loans. Accordingly, based on the $100,000 principal amount of each of the Loans, 25,000 shares of Common Stock are being issued concurrently herewith to each of Silverman and Witchel

ARTICLE V

COVENANTS

A. Affirmative Covenants.

                       The Borrower covenants and agrees that from the date hereof until payment and performance in full of all Obligations, and until the termination of this Agreement, unless the Lenders otherwise consents in writing, the Borrower shall:

                       Section 5.1-Financial Statements, etc. Deliver or caused to be delivered to the Lenders:

                       (a) within one hundred twenty (120) days after the close of each fiscal year of the Borrower (i) audited financial statements of the Borrower, including a balance sheet as of the close of such fiscal year and statements of income and retained earnings and statement of cash flows, certified by a firm of certified public accountants reasonably satisfactory to the Lenders as having been prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year or containing disclosure of the effect on financial position or results of operations of any change in the application of accounting principles during the year, together with a certificate of the president or chief financial officer of the Borrower that such financial statements are accurate and present fairly the financial condition and results of operations of the Borrower.

                       (b) within forty-five (45) days after the end of each calendar quarter of the Borrower, internally-prepared financial statements of the Borrower, including a balance sheet as of the close of each preceding calendar quarter and statements of income and retained earnings for the calendar quarter then ended, certified by the Borrower's chief financial officer as having been prepared in accordance with the Borrower's normal accounting practices;

                       (c) promptly upon the Lenders' written request, such other information about the financial condition and operations of the Borrower or the Company Guarantor as the Lenders may, from time to time, reasonably request; and

                       Section 5.2-Insurance and Endorsements. Keep its properties insured against fire and other hazards (so-called "All Risk" coverage) in amounts and with companies satisfactory to the Lenders to the same extent and covering such risks as is customary in the same or a similar business; maintain public liability coverage, including without limitation, products liability coverage, against claims for personal injuries or death; and maintain all worker's compensation, employment or similar insurance as may be required by applicable law; and (b) All insurance shall contain such terms, be in such form, and be for such periods reasonably satisfactory to Lenders, and be written by such carriers duly licensed by the appropriate states where any Collateral is located and reasonably satisfactory to the Lenders. Without limiting the generality of the foregoing, such insurance must provide that it may not be canceled without thirty (30) days prior written notice to the Lenders, the Borrower shall cause the Lenders to be endorsed as a loss payee with a long form Lenders' Loss Payable Clause, in form and substance acceptable to the

Lenders on all such insurance. In the event of failure to provide and maintain insurance as herein provided, the Lenders may, at its option, provide such insurance and charge the amount thereof to the Revolving Loans Account. The Borrower shall furnish to the Lenders certificates or other satisfactory evidence of compliance with the foregoing insurance provisions. The Borrower hereby irrevocably appoints the Lenders as its attorney-in-fact, coupled with an interest, to make proofs of loss and claims for insurance, and to receive payments of the insurance and execute and endorse all documents, checks and drafts in connection with payment of the insurance. Any proceeds received by the Lenders shall be applied to the obligations in such order and manner as the Lender shall determine in its sole discretion.

                       Section 5.3-Tax and Other Liens. Comply with all statutes and government regulations and pay all taxes, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it or its property which, if unpaid, might become a lien or charge against the Borrower or its properties, except liabilities being contested in good faith and against which, if requested by the Lenders, the Borrower shall set up reserves in amounts and in form satisfactory to the Lenders.

                       Section 5.4-Inspections. Allow the Lenders by or through any of his officers, attorneys, and/or accountants designated by it, for the purpose of ascertaining whether or not each and every provision hereof and of any related agreement, instrument and document is being performed, to enter the offices and plants of the Borrower to examine or inspect any of the properties, books and records or extracts therefrom, to make copies of such books and records or extracts therefrom, and to discuss the affairs, finances and accounts thereof with the Borrower all at such reasonable times, upon reasonable notice and as often as the Lenders or any representative of the Lenders may reasonably request.

                       Section 5.5-Litigation. Within ten (10) days after learning thereof, advise the Lenders of the commencement or threat of litigation, including arbitration proceedings and any proceedings before any governmental agency which is instituted against the Borrower and is reasonably likely to have a materially adverse effect upon the condition, financial, operating or otherwise, of the Borrower.

                       Section 5.6-Maintenance of Existence. Maintain its corporate existence and comply with all valid and applicable statutes, rules and regulations the violation of which would have a Material Adverse Effect, and maintain its properties in good repair, working order and operating condition. The Borrower shall immediately notify the Lenders of any event causing material loss in the value of its assets.

                       Section 5.7-Defaults. Upon the occurrence of any Event of Default or of any event which, but for giving of notice or passage of time or both, would constitute an Event of Default, give prompt written notice of such occurrence to the Lenders signed by the president or chief financial officer of the Borrower describing such occurrence and the steps, if any, being taken to cure the Event of Default.

                       Section 5.8-Collateral Duties. Do whatever the Lenders reasonably may request from time to time by way of obtaining, executing, delivering and filing financing statements, assignments, landlord's or mortgagee's waivers, warehouse agreements and other notices and amendments and renewals thereof, and the Borrower will take any and all steps and observe such formalities as the Lenders may request, in order to create and maintain a valid and enforceable first lien upon, pledge of, and first priority security interest in, any and all of the Collateral. The Lenders are authorized to file financing statements without the signature of the Borrower and to execute and file such financing statements on behalf of the Borrower as specified by the Uniform Commercial Code to perfect or maintain its security interest in all of the Collateral. All reasonable charges, expenses and fees the Lenders may incur in filing any of the foregoing, together with reasonable costs and expenses of any lien search required by the Lenders, and any taxes relating thereto, shall, after notice to the Borrower, be added to the Obligations.

B. Negative Covenants

                       The Borrower covenants and agrees that from the date hereof until payment and performance in full of all Obligations, and until the termination of this Agreement, unless the Lenders otherwise consent in writing, the Borrower shall not:

                       Section 5.9-Merger, Sale or Lease of Assets. Merge with any other entity or sell or lease (except for sales of inventory in the ordinary course of business consistent with past practices and on an arms-length basis) or otherwise dispose of any of its assets.

                       Section 5.10-Distributions. Pay dividends, redeem stock or otherwise make any capital distribution to stockholders of the Borrower; provided, however, that the Borrower may pay annual dividends not in excess amounts required by the individual stockholders of the Borrower to pay Federal and state income taxes in respect of their allocated portion of the net income of the Borrower.

                       Section 5.11-Loans to Officers, Directors and/or Shareholders. Make any loans or advances (other than salaries and bona fide advances against expenses) or make any transfers, in any manner, of any cash, property or other assets to or on behalf of any of its officers, directors or shareholders.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

                       Section 6.1-Events of Default. Any and all Obligations including, without limitation, the Obligations arising pursuant to or in connection with the Loans shall, at the option of the Lenders with and notwithstanding any time or credit allowed by any note or agreement, become immediately due and payable without notice if any one or more of the following events (herein called "Events of Default" and individually, an "Event of Default") shall occur:

                       (a) failure of the Borrower to pay principal, interest or any other sum due hereunder or under Note when due and payable;

                       (b) failure of the Borrower to pay or perform when due any other Obligation arising under this Agreement, the Note or any of the other Financing Agreements;

                       (c) failure of the Borrower to maintain insurance as required by Section 5.2 hereof;

                       (d) failure of the Borrower to observe any other affirmative covenant of the Borrower set forth herein within twenty (20) business days following demand therefore by the Lenders;

                       (e) breach of any other covenant or agreement contained in this Agreement (other than Sections 6.1 or 6.3), specifically including without limitation, breach of any of the financial covenants set forth in Article VI hereof;

                       (f) the making by the Borrower of any material misrepresentation of a material fact to the Lenders;

                       (g) material loss, theft, or destruction of Collateral which is not covered by insurance with Lender's loss payee endorsement as required herein;

                       (h) the sale (outside of the ordinary course of business) or other disposition or encumbrance (other than by Permitted Liens) of any of the Collateral, or the filing, making or issuance of any levy, seizure, attachment (other than Permitted Liens), judgment (not bonded or otherwise stayed) or injunction upon or against the Borrower, the Collateral, or any other property or assets of the Borrower, other than such items, individually or in the aggregate, as do not have a Material Adverse Effect on the Borrower;

                       (i) insolvency (failure to pay its debts as they mature or where the fair value of its assets is not in excess of its liabilities) of the Borrower, or business failure, appointment of a receiver or custodian, or assignment for the benefit of creditors or the commencement of any proceedings under any bankruptcy or insolvency law by or against the Borrower;

                       (j) calling of a meeting of creditors, appointment of a committee of creditors or liquidating lenders, or offering of a composition extension to creditors by, for or against the Borrower;

                       (k) the loss, revocation or failure to renew any license and/or permit now held or hereafter acquired by the Borrower which materially affects the ability of the Borrower to continue its operations as presently conducted; or

                       (l) the occurrence of a default or event of default (howsoever defined) under any other agreements between the Lenders and the Borrower after given effect to any notice or cure provisions contained therein.

                       The Borrower expressly waives any presentment, demand, protest, notice of protest or other notice of any kind. The Lenders may proceed to enforce the rights of the Lenders whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement, the Note or the other Financing Agreements, or in aid of the exercise of any power granted in either this Agreement or the Note or any other Financing Agreement, or it may proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of such rights, or proceed to enforce any legal or equitable right which the Lenders may have by reason of the occurrence of any Event of Default hereunder.

                       Section 6.2-Remedies. Upon the occurrence of any Event of Default, the Lenders shall have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies which the Lenders may have under law and equity, the following rights and remedies, all of which may be exercised with or without further notice to the Borrower and without a prior judicial or administrative hearing or notice, which notice and hearing are expressly waived: to enforce or foreclose the liens and security interests created under this Agreement or under any other agreement relating to Collateral by any available judicial procedure or without judicial process; to enter any premises where any Collateral may be located for the purpose of taking possession or removing the same; to sell, assign, lease, or otherwise dispose of Collateral or any part thereof, either at public or private sale, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to the Lenders, all at the Lenders' sole option and as the Lenders in its sole discretion may deem advisable; to bid or become purchaser at any such sale if public; and, at the option of the Lenders, to apply or be credited with the amount of all or any part of the Obligations owing to the Lenders against the purchase price bid by the Lenders at any such sale.

                       Section 6.3-Specific Powers. The Lenders may at any time after the occurrence of an Event of Default, at the Lenders' sole discretion: (i) give notice of assignment to any Account Debtor; (ii) collect account Receivables directly from account debtors (iii) settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Lenders considers advisable, and credit, or cause to be credited, with the net amounts received in payment of Receivables; (vi) exercise all other rights granted in this Agreement and the other Financing Agreements; (v) receive, open and dispose of all mail addressed to the Borrower and notify the Post Office authorities to change the address for delivery of the Borrower's mail to an address designated by the Lenders; (vi) endorse the name of the Borrower on any checks or other evidence of payment that may come into possession of the Lenders and on any invoice, freight or express bill, bill of lading or other document; (vii) in the name of the Borrower or otherwise, demand, sue for, collect and give acquittance for any and all monies due or to become due on Receivables; (viii) compromise, prosecute or defend any action, claim or proceeding concerning Receivables; and (ix) do any and all things necessary and proper to carry out the purposes contemplated in this Agreement, the other Financing Agreements and any other agreement between the parties. Neither the Lenders nor any person acting as its attorney hereunder shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for bad faith, gross negligence and willful misconduct. The Borrower agrees that the powers granted hereunder, being coupled with an interest, shall be irrevocable so long as any Obligation remains unsatisfied. Notwithstanding the foregoing, it is understood that the Lenders are under no duty to take any of the foregoing actions and that after having made demand upon the Account Debtors for payment, the Lenders shall have no further duty as to the collection or protection of Receivables or any income therefrom and no further duty to preserve any rights pertaining thereto, other than the safe custody thereof.

                       Section 6.4-Duties after Default. The Borrower will, at the Lenders' request, assemble all Collateral and make it available to the Lenders at the premises of the Borrower and will make available to the Lenders all premises and facilities of the Borrower for the purpose of the Lenders taking possession of Collateral or of removing or putting the Collateral in salable form. In the event any goods called for in any sales order, contract, invoice or other instrument or agreement evidencing or purporting to give rise to any Receivable shall not have been delivered or shall be claimed to be defective by any customer, the Lenders shall have the right in its discretion to use and deliver to such customer any goods of the Borrower to fulfill such order, contract or the like so as to make good any such Receivable. If any Collateral shall require repairing, maintenance, preparation, or the like, or is in process or other unfinished state, the Lenders shall have the right, but shall not be obligated, to do such repairing, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such salable form as the Lenders shall deem appropriate, but the Lenders shall have the right to sell or dispose of such Collateral without such processing. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of Collateral shall be applied first to the expenses (including all reasonable attorney's and professional fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like and then to the satisfaction of all Obligations, application as to particular Obligations or against principal or interest to be at the Lenders' sole discretion; provided, however, that in the case of funds to be applied against the principal balance of any Note, the Borrower shall be entitled to specify application to the Supplemental Term Note by notice in writing to the Lenders concurrently with such application. The Borrower shall be liable to the Lenders and shall pay to the Lenders on demand any deficiency which may remain after such sale, disposition, collection or liquidation of Collateral.

                       Section 6.5-Cumulative Remedies. The enumeration of the Lender's rights and remedies set forth in this Article is not intended to be exhaustive and the exercise by the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other agreement between the parties or which may now or hereafter exist in law or at equity or by suit or otherwise. No delay or failure to take action on the part of the Lenders in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any event of default. No course of dealing between the Borrower and the Lenders or its employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any default.

ARTICLE VII

EXPENSES

                       Section 7.1-Expenses. The Borrower agrees to pay all out-of-pocket expenses, costs, fees, charges, expenses and attorneys' and other professionals' fees and expenses incurred by the Lenders in connection with any of the foregoing, or in any way connected with, involving or related to the preservation, enforcement, protection or defense of this Agreement, the Note, the other Financing Agreements, any related agreement, document or instrument, the Collateral, and the rights and remedies hereunder or thereunder.

ARTICLE VIII

MISCELLANEOUS

                       Section 8.1-Covenants to Survive, Binding Agreement. All covenants, agreements, warranties and representations made herein, in the Notes, in the other Financing Agreements, and in all certificates or other documents of the Borrower shall survive the advances of money made by the Lenders to the Borrower hereunder and the delivery of the Notes, and the other Financing Agreements and all such covenants, agreements, warranties and representations shall be binding upon and inure to the benefit of the Lenders and its successors and assigns, whether or not so expressed.

                       Section 8.2-Amendments and Waivers. Neither this Agreement, the Notes, the other Financing Agreements, nor any term, covenant or condition hereof or thereof may be changed, waived, discharged, modified or terminated except by a writing executed by the parties hereto or thereto. No failure on the part of the Lenders to exercise, and no delay in exercising, any right, remedy or power hereunder or under the Notes or the other Financing Agreements shall preclude any other or future exercise thereof, or the exercise of any other right, remedy or power.

                       Section 8.3-Notices. All notices, requests, consents, demands and other communications hereunder shall be in writing and shall be mailed by first class mail to the respective parties to this Agreement as follows:

(a)	if to the Borrower:

DiaSys Corporation
81 West Main Street
Waterbury, CT 06702
Attention: Gregory Witchel, Chief Executive Officer

with a copy to:

Richard T. Keppelman, Esq. Levy & Droney, P.C. 74 Batterson Park Road Farmington, CT 06032

(b)	if to the Lenders:

Morris Silverman 790 Estate Drive Suite 100 Deerfield, Illinois 60015
and
Gregory Witchel DiaSys Corporation 81 West Main Street Waterbury, CT 06702

                       Section 8.4-Transfer of Lender's Interest. The Borrower hereby agrees that the Lenders, in their sole discretion, may freely sell, assign or otherwise transfer participations, portions, co-lender interests or other interests in all or any portion of the indebtedness, liabilities or obligations arising in connection with or in any way related to the financing transactions of which this Agreement is a part. In the event of any such transfer, the transferee may, in the Lenders' sole discretion, have and enforce all the rights, remedies and privileges of the Lenders. The Borrower consents to the release by the Lenders to any potential transferee of any and all information (including, without limitation, financial information) pertaining to the Borrower as the Lenders, in their sole discretion, may deem appropriate. If such transferee so participates with the Lender in making loans or advances hereunder or under any other agreement between such Lenders and the Borrower, the Borrower hereby grants to such transferee and such transferee shall have and is hereby given a continuing lien and security interest in any money, securities or other property of the Borrower in the custody or possession of such transferee, including the right of set off under circumstances consistent with this Agreement, to the extent of such transferee's participation in the Obligations of the Borrower to the Lenders.

                       Section 8.5-Waivers.

                       (a) Prejudgment Remedy. THE BORROWER ACKNOWLEDGES THAT THE LOANS EVIDENCED HEREBY ARE COMMERCIAL TRANSACTIONS AND WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE LENDERS MAY DESIRE TO USE, and further waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of any renewals or extensions.

                        (b) Jury Waiver. THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART AND/OR THE ENFORCEMENT OF ANY OF THE LENDERS' RIGHTS, INCLUDING WITHOUT LIMITATION, TORT CLAIMS.

                       (c) Voluntary Nature of Waivers. THE BORROWER ACKNOWLEDGES THAT IT MAKES THE FOREGOING WAIVERS IN (A) AND (B) ABOVE, KNOWINGLY, WILLINGLY, WITHOUT DURESS AND VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF SUCH WAIVERS WITH ITS ATTORNEYS.

                       Section 8.6-Section Headings, Severability, Entire Agreement. Section and subsection headings have been inserted herein for convenience-only and shall not be construed as part of this Agreement. Every provision of this Agreement, the Notes and the other Financing Agreements are intended to be severable; if any term or provision of this Agreement, the Note, the other Financing Agreements, or any other document delivered in connection herewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All Exhibits and Schedules to this Agreement shall be annexed hereto and shall be deemed to be part of this Agreement. This Agreement, the other Financing Agreements, and the Exhibits and Schedules attached hereto and thereto embody the entire agreement and understanding between the Borrower and the Lenders and supersede all prior agreements and understandings relating to the subject matter hereof unless otherwise specifically reaffirmed or restated herein.

                       Section 8.7-Governing Law. This Agreement and the other Financing Agreements, and all transactions, assignments and transfers hereunder and thereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the laws of the State of Connecticut. Notwithstanding the foregoing, the Borrower also hereby consents to the jurisdiction of any state or Federal court located within the state of Illinois and waives personal service of any and all process upon the Borrower, and consents to the fullest extent permitted by applicable law that all such service of process be made by registered mail or actual delivery to the Borrower at the address stated at the beginning of this Agreement and service so made shall be deemed to be completed upon the earlier of mailing or actual delivery thereof. Without limiting the generality of the foregoing, the Maker specifically waives any defense of lack of jurisdiction, improper venue or forum non conveniens. Such submission to jurisdiction shall not be construed so as to limit in any way the Lenders' right to bring legal proceedings in Connecticut or any other jurisdiction.

                       Section 8.8-Payment Set-Aside. To the extent that Borrower makes a payment or payments to the Lenders (whether hereunder, under the Notes, or under the other Financing Agreements) or the Lenders enforces their security interests or rights or exercises its right of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Borrower, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action) in each case in connection with any bankruptcy or similar proceeding involving Borrower, then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

                       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

BORROWER:
DIASYS CORPORATION

By:	S/ JEFFERY B. AARONSON
Jeffrey B. Aaronson, President

LENDERS:

S/ MORRIS SILVERMAN
Morris Silverman

S/ GREGORY WITCHEL
Gregory Witchel